EXHIBIT 99.1

FOR IMMEDIATE RELEASE January 6, 2003	Contact: Walter Conner 425-372-3234 wconner@drugstore.com

drugstore.com, inc. Announces Solid Fourth Quarter
Sales Growth at Investor Conference

BELLEVUE, WA, January 6, 2003 – In a presentation today at the Morgan Stanley Internet, Software and Networking Conference in Scottsdale, Arizona, Kal Raman, president and CEO of drugstore.com, inc. (NASDAQ: DSCM) will announce preliminary, unaudited fourth quarter sales, gross margin, and ending cash results.

drugstore.com, inc., the leading Internet retailer of health, beauty, wellness, and pharmacy products, experienced a solid fourth quarter performance with sales approximating $55 million or an increase of greater than 26 percent over the same period in 2001. In addition, drugstore.com, inc. believes reported Q4 gross margin will be in line with prior guidance of 20 percent to 20.5 percent. Finally, the company announced that it will end the year with more than $60 million in cash and cash equivalents, which management continues to believe will be sufficient to reach EBITDA break even.

“Our preliminary fourth quarter results indicate that consumers value the convenience and customer service that drugstore.com provides,” said Kal Raman, president and CEO of drugstore.com, inc. “By offering customers a unique solution to their holiday shopping needs, fast and reliable shipping, and award winning customer service, we maintained a healthy growth rate despite an unusually tough retail climate.”

Today’s presentation is available on www.drugstore.com under Corporate Information and will be Webcast live today, January 6, 2003 at 11:45 a.m. EST/8:45 a.m. PST.

drugstore.com, inc. will distribute financial results for 2002 during its fourth quarter earnings and investor conference call hosted by Kal Raman at 5:00 p.m. EST/2:00 p.m. PST on January 21, 2003. The company’s earnings announcement will be distributed via Business Wire and posted on the drugstore.com™ Web site. The conference call will be broadcast over the Internet and will be accessible live and through replays on the drugstore.com Web site under Corporate Information (www.drugstore.com).

About drugstore.com
drugstore.com, inc. (NASDAQ: DSCM) is the leading online drugstore and information site offering The Simple Way to Look and Feel your Best™ with health, beauty, wellness, personal care, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising the best safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com. Words such as “expects”, “believes”, “anticipates”, “intends”, “may”, “will”, “plan” “continue” “forecast”, “remains”, “would”, “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, the stock market, changes affecting the Internet, online retailing and advertising, drugstore.com’s limited operating history, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, risks related to systems interruptions, possible governmental regulation, and the ability to manage a rapidly growing business. Additional information, regarding factors that potentially could affect drugstore.com’s business, financial condition and operating results is included in drugstore.com’s filings with the Securities and Exchange Commission, including in the prospectus dated March 15, 2000 relating to drugstore.com’s public offering of common stock, in the prospectus on Form S-3, effective October 2, 2000 and in our periodic filings with the SEC on Forms 10K and 10Q. drugstore.com expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

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